Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Excalibur Industries, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on S-8 of our report dated March 2, 2005 included in the Annual Report on Form 10-KSB of Excalibur Industries, Inc. for the year ended December 31, 2004 and to all references to our Firm included in this Registration Statement.


/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 29, 2005